UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2020

Black Creek Industrial REIT IV Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
518 Seventeenth Street, 17th Floor
Denver, CO 80202
(Address of principal executive offices)
(303) 228-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.
On April 15, 2020, Black Creek Industrial REIT IV Inc. (referred to herein as the “Company,” “we,” “our,” or “us”), issued a letter to its stockholders and financial professionals with clients who are stockholders of the Company regarding the views of the Company and Black Creek Group, LLC, an affiliate of the Company’s sponsor (“Black Creek Group”) on the impact of the novel coronavirus (COVID-19) pandemic on the commercial real estate industry and the Company. A copy of the letter is attached as Exhibit 99.3 to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibit 99.3 attached hereto is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 8.01    Other Events.
Most Recent Transaction Price and Net Asset Value Per Share
May 1, 2020 Transaction Price
The transaction price for each share class of our common stock for subscriptions to be accepted as of May 1, 2020 (and distribution reinvestment plan issuances following the close of business on April 30, 2020 and share redemptions as of April 30, 2020) is as follows:

Share Class	Transaction Price (per share)
Class T	$10.0645
Class W	$10.0645
Class I	$10.0645
The transaction price for each of our share classes is equal to such class’s NAV per share as of March 31, 2020. A calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.
March 31, 2020 NAV Per Share
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.blackcreekindustrialiv.com and is also available on our toll-free, automated telephone line at (888) 310-9352. See our valuation procedures, incorporated by reference as Exhibit 99.2 to this Current Report on Form 8-K, for a more detailed description of our valuation procedures, including important disclosure regarding real property valuations provided by Altus Group U.S. Inc. (the “Independent Valuation Firm”). All parties engaged by us in the calculation of our NAV, including BCI IV Advisors LLC, our advisor, are subject to the oversight of our board of directors. Generally, all of our real properties are appraised once each calendar year by third party appraisal firms in accordance with our valuation procedures and such appraisals are reviewed by the Independent Valuation Firm.
As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”) held directly or indirectly by BCI IV Advisors Group LLC, the sponsor of our public offering, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of March 31, 2020 and February 29, 2020:

	As of
(in thousands)	March 31, 2020	February 29, 2020
Investments in industrial properties	$940,950	$926,750
Cash and cash equivalents	424,796	157,763
Other assets	13,762	12,445
Line of credit, term loan and mortgage notes	(356,750)	(356,750)
Other liabilities	(15,805)	(13,633)
Accrued performance component of advisory fee	(275)	(515)
Accrued fixed component of advisory fee	(599)	(593)
Aggregate Fund NAV	$1,006,079	$725,467
Total Fund Interests outstanding	99,963	72,051
The following table sets forth the NAV per Fund Interest as of March 31, 2020 and February 29, 2020:

(in thousands, except per Fund Interest data)	Total	Class T Shares	Class W Shares	Class I Shares	OP Units
As of March 31, 2020
Monthly NAV	$1,006,079	$935,532	$47,278	$19,636	$3,633
Fund Interests outstanding	99,963	92,954	4,697	1,951	361
NAV Per Fund Interest	$10.0645	$10.0645	$10.0645	$10.0645	$10.0645
As of February 29, 2020
Monthly NAV	$725,467	$668,907	$36,805	$16,121	$3,634
Fund Interests outstanding	72,051	66,434	3,655	1,601	361
NAV Per Fund Interest	$10.0688	$10.0688	$10.0688	$10.0688	$10.0688
Under GAAP, we record liabilities for ongoing distribution fees that (i) we currently owe under the terms of the dealer manager agreement and (ii) we estimate we may pay to Black Creek Capital Markets, LLC (the “Dealer Manager”) in future periods for shares of our common stock. As of March 31, 2020, we estimated approximately $37.1 million of ongoing distribution fees were potentially payable to the Dealer Manager. We intend for our NAV to reflect our estimated value on the date that we determine our NAV. As such, we do not deduct the liability for estimated future distribution fees in our calculation of NAV that may become payable after the date as of which our NAV is calculated.
The valuation for our real properties as of March 31, 2020 was provided by the Independent Valuation Firm in accordance with our valuation procedures and determined starting with the appraised value. Certain key assumptions that were used by the Independent Valuation Firm in the discounted cash flow analysis are set forth in the following table:

Weighted-Average Basis
Exit capitalization rate	5.4%
Discount rate / internal rate of return	6.4%
Holding period of real properties (years)	10.0
A change in the rates used would impact the calculation of the value of our real properties. For example, assuming all other factors remain constant, the hypothetical changes listed below would result in the following effects on the value of our real properties:

Input	Hypothetical Change	Increase (Decrease) to the NAV of Real Properties
Exit capitalization rate (weighted-average)	0.25% decrease	3.3%
	0.25% increase	(3.0)%
Discount rate (weighted-average)	0.25% decrease	2.0%
	0.25% increase	(2.0)%

March 2020 Distributions
We have declared monthly distributions for each class of our common stock. To date, each class of our common stock has received the same gross distribution per share. Monthly gross distributions were $0.0454 per share for each share class for the month of March 2020. The net distribution per share is calculated as the gross distribution per share less any distribution fees that are payable monthly with respect to Class T shares and Class W shares. Since distribution fees are not paid with respect to Class I shares, the net distributions payable with respect to Class I shares are equal to the gross distributions payable with respect to Class I shares. The table below details the net distributions for each class of our common stock for the period presented:

Net Distributions per Share
Month	Pay Date	Class T Share	Class W Share	Class I Share
March 2020	4/1/2020	$0.037	$0.041	$0.045
Update on Investments in Real Estate
As of March 31, 2020, we owned and managed a real estate portfolio that included properties with an aggregate total purchase price of approximately $894.6 million, comprised of 46 industrial buildings totaling 8.6 million square feet located in 14 markets throughout the United States, with 101 customers, and was 97.1% occupied (98.3% leased) with a weighted-average remaining lease term (based on square feet) of 4.4 years.
Subsequent to March 31, 2020, we acquired two industrial buildings totaling 0.3 million square feet with one customer for approximately $21.1 million. Additionally, we have entered into four contracts to acquire six industrial buildings totaling 1.0 million square feet for an aggregate purchase price of approximately $134.4 million. Including all owned and managed properties, and assuming that we complete the acquisitions under contract, our real estate portfolio will include properties with an aggregate purchase price of approximately $1.1 billion, comprised of 54 industrial buildings totaling 9.9 million square feet with 108 customers and will be 93.4% occupied (94.5% leased) with a weighted-average remaining lease term (based on square feet) of 4.5 years. The occupied rate reflects the square footage with a paying customer in place. The leased rate reflects the square footage with a paying customer in place, as well as additional square footage with leases in place that have not yet commenced. There is no assurance that we will complete the acquisitions of the properties under contract.
Impacts of COVID-19
The global pandemic and resulting shut down of large parts of the U.S. economy has created significant uncertainty and enhanced investment risk across many asset classes, including real estate. However, we believe we are well-positioned to navigate this unprecedented period. Over the past three months, we have raised over $600.0 million in new equity capital. As a result, our balance sheet at March 31, 2020 was strong with less than 30% leverage and over $500.0 million of cash as of the date of this filing. In addition, our portfolio was 98.3% leased as of March 31, 2020 and is diversified across 46 assets totaling 8.6 million square feet. Our buildings contain a diverse roster of 101 customers, large and small, spanning a multitude of industries and sectors across 14 markets, with a strategic overweighting towards top tier markets where we have historically seen the lowest volatility combined with positive returns over time. Our NAV as of March 31, 2020 is $10.06 per share, which is flat relative to the previous month’s NAV per share and our distribution represents a 5.17% annualized yield before the effect of annual distribution fees that are payable with respect to Class T shares and Class W shares.
As an active, hands on real estate operator, Black Creek Group’s tenured and experienced asset management teams are working directly with our customers to manage through these turbulent times. Within our existing portfolio, the significant majority of our customers continue to pay their scheduled rent. However, many of our customers’ businesses have been disrupted and some of our more impacted customers are experiencing lost revenue. Based on rent collections to date, we currently project to collect approximately 80% of our scheduled April rent across the portfolio this month, compared to average annual collections of over 99% prior to the pandemic. To date, we have received rent relief requests from customers representing approximately 20% of our portfolio, based on square feet. Our teams are working with these customers to ensure they take advantage of any available insurance and government stimulus programs, which may help them pay rent whether in full or in part. Where appropriate, we are working to restructure leases to provide temporary rent relief needed by certain customers while positioning ourselves to recapture abated rent over time.
While the uncertain length and depth of the damage from business disruptions remain a significant risk, we believe our NAV as of March 31, 2020 currently reflects this short-term uncertainty, as the Independent Valuation Firm has proactively increased credit loss reserves that may result from forbearance agreements or increased vacancies in the broader market. Going forward, the market disruption may slow our pace of deployment as sellers may be less willing to transact. Slower deployment of capital into income producing real estate further reduces cash flow generated to cover our distributions to our stockholders and may be a drag on our NAV in the absence of asset appreciation or expense support from our advisor. However, our strong balance sheet and ability as an operator will allow us to be a patient buyer of assets in order to maximize long-term total return and value creation.
Additional Risk Factors
The following risk factors supplement the risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2020:
The current outbreak of the novel coronavirus, or COVID-19, has caused severe disruptions in the U.S. and global economy and will likely have an adverse impact on our financial condition and results of operations. This impact could be materially adverse to the extent the current COVID-19 outbreak, or future pandemics, cause customers to be unable to pay their rent or reduce the demand for commercial real estate, or cause other impacts described below.
In December 2019, a novel strain of coronavirus (COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread to over 100 countries, including the United States. COVID-19 has also spread to every state in the United States. On March 11, 2020 the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020 the United States declared a national emergency with respect to COVID-19.
The outbreak of COVID-19 in many countries, including the United States, continues to adversely impact global economic activity and has contributed to significant volatility and negative pressure in financial markets. The global impact of the outbreak has been rapidly evolving and, as cases of the virus have continued to be identified in additional countries, many countries, including the United States, have reacted by instituting quarantines and restrictions on travel.
Nearly all U.S. cities and states, including cities and states where our properties are located, have also reacted by instituting quarantines, restrictions on travel, “shelter in place” rules, restrictions on types of business that may continue to operate, and/or restrictions on types of construction projects that may continue. We expect that additional states and cities will implement similar restrictions and there can be no assurances as to the length of time these restrictions will remain in place. The COVID-19 outbreak has had, and future pandemics could have, a significant adverse impact on economic and market conditions of economies around the world, including the United States, and has triggered a period of global economic slowdown or global recession.
The effects of COVID-19 or another pandemic could adversely affect us and/or our customers due to, among other factors:

•
the unavailability of personnel, including executive officers and other leaders that are part of the management team and the inability to recruit, attract and retain skilled personnel—to the extent management or personnel are impacted in significant numbers by the outbreak of pandemic or epidemic disease and are not available or allowed to conduct work—business and operating results may be negatively impacted;

•
difficulty accessing debt and equity capital on attractive terms, or at all—a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions may affect our and our customers’ ability to access capital necessary to fund business operations or replace or renew maturing liabilities on a timely basis, and may adversely affect the valuation of financial assets and liabilities, any of which could affect our ability to meet liquidity and capital expenditure requirements or have a material adverse effect on our business, financial condition, results of operations and cash flows;

•	an inability to operate in affected areas, or delays in the supply of products or services from the vendors that are needed to operate effectively;

•
customers’ inability to pay rent on their leases or our inability to re-lease space that is or becomes vacant, which inability, if extreme, could cause us to: (i) no longer be able to pay distributions at our current rates or at all in order to preserve liquidity and (ii) be unable to meet our debt obligations to lenders, which could cause us to lose title to the properties securing such debt, trigger cross-default provisions, or could cause us to be unable to meet debt covenants, which could cause us to have to sell properties or refinance debt on unattractive terms;

•	an inability to ensure business continuity in the event our continuity of operations plan is not effective or improperly implemented or deployed during a disruption;

•	our inability to raise capital in our ongoing public offering, if investors are reluctant to purchase our shares;

•	our inability to deploy capital due to slower transaction volume which may be dilutive to shareholders; and

•	our inability to satisfy redemption requests and preserve liquidity, if demand for redemptions exceeds the limits of our share redemption program or ability to fund redemptions.
Because our property investments are located in the United States, COVID-19 has begun and will continue to impact our properties and operating results given its continued spread within the United States reduces occupancy, increases the cost of operation, results in limited hours or necessitates the closure of such properties. In addition, quarantines, states of emergencies and other measures taken to curb the spread of COVID-19 may negatively impact the ability of such properties to continue to obtain necessary goods and services or provide adequate staffing, which may also adversely affect our properties and operating results.
Customers and potential customers of the properties we own operate in industries that are being adversely affected by the disruption to business caused by this global outbreak. Customers or operators have been, and may in the future be, required to suspend operations at our properties for what could be an extended period of time. A significant number of our customers have requested rent concessions and more customers may request rent concessions or may not pay rent in the future. This could lead to increased customer delinquencies and/or defaults under leases, a lower demand for rentable space leading to increased concessions or lower occupancy, and/or tenant improvement expenditures, or reduced rental rates to maintain occupancies. Our operations could be materially negatively affected if the economic downturn is prolonged, which could adversely affect our operating results, ability to pay our distributions, our ability to repay or refinance our debt, and the value of our shares.
The rapid development and fluidity of this situation precludes any prediction as to the ultimate impact of COVID-19. The full extent of the impact and effects of COVID-19 on our future financial performance, as a whole, and, specifically, on our real estate property holdings are uncertain at this time. The impact will depend on future developments, including, among other factors, the duration and spread of the outbreak, along with related travel advisories and restrictions, the recovery time of the disrupted supply chains, the consequential staff shortages, and production delays, and the uncertainty with respect to the duration of the global economic slowdown. COVID-19 and the current financial, economic and capital markets environment, and future developments in these and other areas present uncertainty and risk with respect to our performance, financial condition, results of operations, cash flows, and value of our shares.
The current outbreak of COVID-19 and resulting impacts on the U.S. economy and financial markets has created extreme uncertainty and volatility with respect to the current and future values of real estate, and therefore our NAV per share, as well as the market value of our debt (including associated interest rate hedges). As a result, our NAV per share may not reflect the actual realizable value of our underlying properties at any given time or the market value of our debt (including associated interest rate hedges).
The current outbreak of COVID-19 and resulting impacts on the U.S. economy and financial markets have created extreme uncertainty and volatility with respect to the current and future values of real estate and real estate-related assets, borrowings and hedges. The recent COVID-19 pandemic is expected to continue to have a significant impact on local, national and global economies and has resulted in a world-wide economic slowdown. The fallout from the ongoing pandemic on our investments is uncertain; however, it is expected to have a negative impact on the overall real estate market. In addition, slower transaction volume may result in less data for assessing real estate values. This increases the risk that our NAV per share may not reflect the actual realizable value of our underlying properties at any given time, as valuations and appraisals of our properties and real estate-related assets are only estimates of market value as of the end of the prior month and may not reflect the changes in values resulting from the COVID-19 pandemic, as this impact is occurring rapidly and is not immediately quantifiable. To the extent real estate values decline after the date we disclose our NAV, whether due to the COVID-19 outbreak or otherwise, (i) we may overpay to redeem our shares, which would adversely affect the investment of non-redeeming stockholders, and (ii) new investors may overpay for their investment in our common stock, which would heighten their risk of loss. Furthermore, because we generally do not mark to market our property-level mortgages and corporate-level credit facilities that are intended to be held to maturity or our associated interest rate hedges that are intended to be held to maturity, the realizable value of our company or our assets that are encumbered by debt may be higher or lower than the value used in the calculation of our NAV. This risk may be exacerbated by the current market volatility, which can lead to large and sudden swings in the fair value of our assets and liabilities. We currently estimate the fair value of our debt (inclusive of associated interest rate hedges) that was intended to be held to maturity as of March 31, 2020 was $4.9 million higher than par for such debt in aggregate, meaning that if we used the fair value of our debt rather than par (and treated the associated hedge as part of the same financial instrument), our NAV would be lower by approximately $4.9 million, or $0.05 per share, as of March 31, 2020.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1*	Consent of Altus Group U.S., Inc.
99.2	Net Asset Value Calculation and Valuation Procedures. Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed with the SEC on Mar 13, 2020.
99.3*	Letter to Stockholders and Financial Professionals

*    Filed herewith.
Forward-Looking Statements
This Current Report on Form 8-K, including the letter furnished herewith as Exhibit 99.3, includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding our ability to successfully navigate through the current economic uncertainty, the resiliency of industrial real estate, our ability to acquire additional high quality industrial assets, our ability to continue to collect rent at current levels and to collect any rent abatements over time, the ability of customers to obtain relief through government stimulus programs and/or insurance and the ability of our advisor’s asset management teams to successfully manage our properties and restructure leases, if necessary. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of COVID-19 on our financial condition and results of operations being more significant than expected, the negative impact of COVID-19 on our customers being more significant than expected, the slower pace at which capital is expected to be raised compared to the pace of the last three months, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

April 15, 2020	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Managing Director, Chief Financial Officer